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                                                                     EXHIBIT 4.6




                                WARRANT AGREEMENT


                    ----------------------------------------

                    VISTA LASER CENTERS OF THE PACIFIC, INC.


                                       AND


                     AMERICAN STOCK TRANSFER & TRUST COMPANY

                                  WARRANT AGENT


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         This Warrant Agreement (the "Agreement") is dated as __________________
__________, 1996, between Vista Laser Centers Of The Pacific, Inc., a Nevada corporation (the "Company"), and American Stock Transfer & Trust Company, New York City, New York (the "Warrant Agent").

         WHEREAS, the Company proposes to distribute to in a registered unit offering (the "Offering") up to 690,000 Class C Common Stock Purchase Warrants (the "C Warrants") to purchase additional shares of Common Stock upon the terms and conditions set forth in the Registration Statement on Form SB-2 to be declared effective by the Securities and Exchange Commission; and

         WHEREAS, after such proposed distribution, the Company anticipates its issuance of up to 690,000 shares of Common Stock (the "Warrant Shares"); and

         WHEREAS, the Company desires to provide for issuance of warrant certificates (the "Warrant Certificates") representing up to 690,000 Class C Warrants and the issuance of up to 690,000 Warrant Shares upon the exercise of the Warrants; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer and exchange of Warrant Certificates and exercise of the Warrants and the issuance of the Warrant Shares.

         NOW, THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, it is agreed that:

         1. Warrants/Warrant Certificates. Each Class C Warrant shall entitle the holder (the "Registered Holder" or in the aggregate, the "Registered Holders") in whose name the Warrant Certificate shall be registered on the books maintained by the Warrant Agent to purchase one (1) share of Common Stock of the Company on exercise thereof, subject to modification and adjustment as provided in Section 8 and the Company's right of redemption as provided in Section 4. Warrant Certificates representing the right to purchase Warrant Shares shall be executed by the Company's President and attested to by the Company's Secretary or Assistant Secretary and delivered to the Warrant Agent upon execution of this Agreement. Such Warrant Certificates shall be attached to certificates representing an aggregate of up to 690,000 units of Company Common Stock and Class C Warrants and distributed to the purchasers in the Offering.

         Subject to the provisions of Sections 3, 6 and 7, the Warrant Agent shall deliver Warrant Certificates in required whole number denominations to Registered Holders in connection with any transfer or exchange permitted under this Agreement. Except as provided in Section 7 hereof, no Warrant Certificates shall be issued except:

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(i) Warrant Certificates initially issued hereunder; (ii) Warrant Certificates issued on or after the initial issuance date, upon the exercise of any Warrants, to evidence the unexercised Warrants held by the exercising Registered Holder; and (iii) Warrant Certificates issued after the initial issuance date upon any transfer or exchange of Warrant Certificates or replacement of lost or mutilated Warrant Certificates.

         2. Form and Execution of Warrant Certificates. The Warrant Certificates shall be substantially in the form attached as Exhibit A. The Warrant Certificates shall be dated as of the date of their issuance, whether on initial issuance, transfer or exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates.

         Each such Warrant Certificate shall be numbered serially with the designation "C-W" appearing on each Warrant Certificate.

         The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In any event, if any officer of the Company who executed the Warrant Certificates shall cease to be an officer of the Company before the date of issuance of the Warrant Certificates or before countersignature and delivery by the Warrant Agent, such Warrant Certificates may be countersigned, issued and delivered by the Warrant Agent with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company.

         3. Exercise. Subject to the provisions of Sections 5 and 8, the Warrants when evidenced by a Warrant Certificate, may be exercised at a price (the "Exercise Price") of $6.00 per share of Common Stock in whole or in part at any time during the period (the "Exercise Period") commencing the date (the "Initial Exercise Date") of the Company's Prospectus and terminating on __________________________, 2001 (the "Expiration Date"). A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date (the "Exercise Date") of the surrender for exercise of the Warrant Certificate. The exercise form shall be executed by the Registered Holder or his attorney duly authorized in writing and will be delivered together with payment to the Warrant Agent at its corporate offices (the "Corporate Office"), in cash or by official bank or certified check, of an amount equal to the aggregate Exercise Price, in lawful money of the United States of America.

         Unless Warrant Shares may not be issued as provided herein, the person entitled to receive the number of Warrant Shares deliverable on such exercise shall be treated for all purposes as the holder of such Warrant Shares as of the close of business on the Exercise Date. In addition, the Warrant Agent shall also, at such time, verify that all of the conditions precedent to the issuance of Warrant Shares, set forth in Section 5, have been

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satisfied as of the Exercise Date. If any one of the conditions precedent set forth in Section 5 are not satisfied as of the Exercise Date, the Warrant Agent shall request written instructions from the Company as to whether to return the Warrant and pertinent Exercise Price payment to the exercising Registered Holder or to hold the same until all such conditions have been satisfied. The Company shall not be obligated to issue any fractional share interests in Warrant Shares issuable or deliverable on the exercise of any Warrant or scrip or cash therefor and such fractional shares shall be of no value whatsoever. If more than one Warrant shall be exercised at one time by the same Registered Holder, the number of full Warrant Shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full Warrant Shares issuable on such exercise.

         Within fifteen (15) days after the Exercise Date, the Warrant Agent shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the number of Warrant Shares deliverable on such exercise. No adjustment shall be made in respect of cash dividends on Warrant Shares delivered on exercise of any Warrant.

         Upon the exercise of any Warrant, the Warrant Agent shall promptly deposit the payment into an escrow account established by mutual agreement of the Company and the Warrant Agent at a federally insured commercial bank. All funds deposited in the escrow account will be disbursed on a weekly basis to the Company once they have been determined by the Warrant Agent to be collected funds. Once the funds are determined to be collected, the Warrant Agent shall cause the share certificate(s) representing the exercised Warrants to be issued.

         Expenses incurred by the Warrant Agent will be paid by the Company. These expenses, including delivery of share certificates to the shareholder, will be deducted from the exercise fee submitted prior to distribution of funds to the Company.

         A detailed accounting statement relating to the number of shares exercised and the net amount of exercised funds remitted will be given to the Company with the payment of each exercise amount.

         The Company may deem and treat the Registered Holder of the Warrants at any time as the absolute owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary. The Warrants shall not entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Common Stock unless the holder shall have exercised the Warrants and purchased the shares of Common Stock prior to the record date fixed by the Board of Directors of the Company for the determinations of holders of Common Stock entitled to such dividend or other right.


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         4. Redemption of Warrants. The Company may redeem the Warrants upon the notice (as described below) at any time and from time to time after the Company's Common Stock shall have traded in the over-the-counter market or on a stock exchange registered with the SEC at a bid price equal to or in excess of $8.00 per share for ten (10) consecutive days. The Warrants may be redeemed by the Company in whole or in part, by paying to the holder of record the sum of Twenty-Five Cents ($.25) per Warrant (the "Redemption Price").

         The Company shall give notice of its election to redeem this Warrant by providing to the Warrant Agent a copy of such notice, which the Warrant Agent shall mail, postage prepaid, to the Registered Holders of the Warrants, not less than thirty (30) days nor more than ninety (90) days prior to the date designated as the date of redemption, addressed to the Registered Holders' addresses as appearing on the books of the Company.

         Prior to the Warrant Agent's providing the notice to the Registered Holders as required above, the Company shall have registered for distribution with the SEC, and the states wherein at least seventy-five percent (75%) of the Registered Holders of all Warrants to be redeemed reside, an effective and current registration statement on the number of shares of the Company's Common Stock equal to the number of Warrants to be redeemed. In the event the Company Common Stock cannot be registered for distribution in the state in which any Registered Holder resides, such Registered Holder shall not be permitted to exercise his Warrant.

         If only a portion of the Company's Class C Warrants then outstanding is to be redeemed at a given time, the Company shall select the Class C Warrants to be redeemed by lot or pro rata, in whatever reasonable manner the Company's Board of Directors shall determine.

         On and after the date of redemption specified in the notice, the Registered Holders of the Warrants shall be entitled to receive the Redemption Price hereof, upon presentation and surrender of the Warrants at the place designated in such notice. Three (3) days prior to the date of redemption the Company shall deposit with the Warrant Agent a sum equal to the maximum amount to be paid to all Registered Holders upon the redemption of the Warrants.

         From and after the date of the redemption specified in the required notice (unless the Company defaults in providing money for the payment of the Redemption Price), all rights of the Registered Holders of the Warrants shall cease, except for the right to receive the Redemption Price hereof, without interest, and the Warrants shall no longer be deemed to be outstanding.



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         5. Reservation of Shares and Payment of Taxes. The Company covenants that it will at all times reserve and have available from its authorized Common Stock such number of shares as shall then be issuable on the exercise of all outstanding Warrants. The Company covenants that all Warrant Shares which shall be so issuable shall be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

         The Company and the Warrant Agent acknowledge that the Company will be required, pursuant to the Securities Act of 1933, as amended (the "Act"), to deliver to each Registered Holder, upon the exercise of Warrants, a prospectus covering the issuance of the Warrant Shares which meets the requirements of the Act, which prospectus must be a part of an effective registration statement under the Act at the time that the Warrant is exercised. No Warrants may be exercised nor may Warrant Shares be issued by the Company's transfer agent or delivered by the Warrant Agent unless, on the Exercise Date: (i) the Company has an effective registration statement covering the issuance of the Warrant Shares under the Act; (ii) the Warrant Agent has copies of the prospectus which is a part of such effective registration statement and which the Warrant Agent hereby agrees to deliver with the Warrant Shares; and (iii) the Warrant Shares may legally be issued and delivered to the exercising Registered Holder under the securities laws of the state in which such Registered Holder resides.

         The Company agrees to use its best efforts to maintain, to the extent required by the Act, an effective registration statement covering the issuance of the Warrant Shares during the period the Warrants are exercisable. The Company further agrees, from time to time, to furnish the Warrant Agent with copies of the Company's prospectus to be delivered to exercising Registered Holders, as set forth above.

         If any shares of Common Stock to be reserved for the purpose of exercise of Warrants hereunder require any other registration with or approval of any government authority under any federal or state law before such shares may be validly issued or delivered, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval. No Warrant Shares shall be issued unless and until any such registration requirements have been satisfied or such approval has been obtained.

         The Registered Holder shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Warrants, or the issuance, transfer or delivery of any Warrant Shares on exercise of the Warrants. In the event the Warrant Shares are to be delivered in the name other than the name of the Registered Holder of the Warrant Certificate, no such delivery shall be made unless the

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person requesting the same has paid to the Warrant Agent the amount of any such taxes or charges incident thereto.

         In the event the Warrant Agent ceases to also serve as the stock transfer agent for the Company, the Warrant Agent is irrevocably authorized to requisition the Company's new transfer agent from time to time for certificates of Warrant Shares required upon exercise of the Warrants, and the Company will authorize such transfer agent to comply with all such requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of its new transfer agent, for shares of Common Stock or other capital stock issuable upon exercise of the Warrants and of each successor transfer agent.

         6. Registration of Transfer. The Warrant Certificates may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its corporate office. The Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the holder making the transfer shall be entitled to receive.

         The Warrant Agent shall keep transfer books at its corporate office which shall register Warrant Certificates and the transfer thereof. On due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants. All Warrant Certificates presented for registration of transfer or exercise shall be duly endorsed or be accompanied by a written instrument or instruments or transferred in a form satisfactory to the Company and the Warrant Agent. At the time of exercise, the transfer fee shall be paid by the Company. The Company may require payment of a sum sufficient to cover any tax or other government charge that may be imposed in connection therewith.

         All Warrant Certificates so surrendered, or surrendered for exercise or for exchange in case of mutilated Warrant Certificates, shall be promptly cancelled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of the agency created by this Agreement. Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may treat the Registered Holder of any Warrant Certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent), and the parties hereto shall not be affected by any notice to the contrary.

         7. Loss or Mutilation. On receipt by the Company and the Warrant Agent of evidence satisfactory as to the ownership of the loss, theft, destruction or mutilation of any Warrant Certificate,

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the Company shall execute, and the Warrant Agent shall countersign and deliver in lieu thereof, a new Warrant Certificate representing an equal aggregate number of Warrants. In the case of loss, theft or destruction of any Warrant Certificates, the individual requesting issuance of a new Warrant Certificate shall be required to indemnify the Company and Warrant Agent in an amount satisfactory to each of them. In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and cancelled by the Warrant Agent prior to delivery of a new Warrant Certificate. Applicants for a new Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

         8. Adjustment of Exercise Price and Shares. After each adjustment of the Exercise Price pursuant to this Section 8, the number of shares of Common Stock purchasable on the exercise of such Warrants shall be the number derived by dividing such adjusted Exercise Price into the original Exercise Price. The Exercise Price shall be subject to adjustment as follows:

                  (a) In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall issue any shares of its Common Stock as a share dividend or shall subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such events, the Exercise Price per share of Common Stock purchasable pursuant to the Warrants in effect at the time of such action shall be reduced proportionately and the number of shares purchasable pursuant to the Warrants shall be increased proportionately. Conversely, in the event the Company shall reduce the number of shares of its outstanding Common Stock by combining such shares into a smaller number of shares, then, in such event, the Exercise Price per share purchasable pursuant to the Warrants in effect at the time of such action shall be increased proportionately and the number of shares of Common Stock at that time purchasable pursuant to the Warrants shall be decreased proportionately. Any dividend paid or distributed on the Common Stock in shares of Common Stock of the Company shall be treated as a share dividend pursuant to the preceding sentence. However, any dividend paid or distributed on the Common Stock in securities of the Company other than Common Stock, regardless if exercisable for or convertible into Common Stock of the Company, shall not be treated as a share dividend pursuant to the penumbra sentence.

                  (b) In the event the Company, at any time while the Warrants shall remain unexpired and unexercised, shall sell all or substantially all of its property, and thereafter dissolves, liquidates or winds up its affairs, then no provision need be made as part of the terms of any such sale, dissolution, liquidation or winding up to allow Warrantholders to exercise all or any Warrants held, in order to receive the

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         same kind and amount of any share, securities or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Company.

                  (c) Notwithstanding the provisions of this Section 8, no adjustment on the Exercise Price shall be made whereby such price is adjusted in an amount less than $.05 or until the aggregate of such adjustments shall equal or exceed $.05.

                  (d) No adjustment of the Exercise Price shall be made as a result of or in connection with: (i) the issuance of Common Stock of the Company pursuant to options, warrants and share purchase agreements outstanding or in effect on the date hereof; (ii) the establishment of additional option plans, common stock purchase warrants or security offerings of the Company, the modification, renewal or extension of any such plan, warrants or offerings now in effect or hereafter created, or the issuance of Common Stock on exercise of any such options or warrants; or (iii) the issuance of Common Stock in connection with an acquisition or merger of any type.

                  (e) This Warrant Agreement shall be incorporated by referenced on the Warrant Certificates.

         Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of the shares of Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Exercise Price.

         Upon any adjustment of the Exercise Price required to be made pursuant to this Section 8, the Company within thirty (30) days thereafter shall: (i) cause to be filed with the Warrant Agent a certificate setting forth the pertinent Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based; and (ii) cause to be mailed to each of the Registered Holders of the Warrant Certificates written notice of such adjustment.

         9. Reduction in Exercise Price at Company's Option. In addition to any adjustments made to the Exercise Price pursuant to Section 8, the Company's Board of Directors may, at its sole discretion, reduce the Exercise Price of the Warrants in effect at any time either for the life of the Warrants or any shorter period of time determined by the Company's Board of Directors. The Company shall promptly notify the Warrant Agent of any such reductions in the Exercise Price.



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         10. Duties, Compensation and Termination of Warrant Agent. The Warrant
Agent shall act hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of the Common Stock or other property delivered on exercise of any Warrant. The Warrant Agent shall not at any time be under any duty or responsibility to any holder of the Warrant Certificates to make or cause to be made any adjustment of the Exercise Price or to determine whether any fact exists which may require any such adjustments.

         The Warrant Agent shall not: (i) be liable for any recital or statement of fact contained herein or for any action taken or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties; (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement, except for its own negligence or willful misconduct; or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

         The Company agrees to indemnify the Warrant Agent against any and all losses, expenses and liabilities which the Warrant Agent may incur in connection with the delivery of copies of the Company's prospectus to exercising Registered Holders upon the exercise of any Warrants as set forth in Section 5.

         The Warrant Agent may at any time consult with counsel satisfactory to it (which may be counsel for the Company) and shall incur no liability or responsibility for any action taken or omitted by it in good faith in accordance with the opinion or advice of such counsel. Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by its President and attested by its Secretary or Assistant Secretary. The Warrant Agent shall not be liable for any action taken or omitted by it in accordance with such notice, statement, instruction, request, order or demand.

         The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse the Warrant Agent for its reasonable expenses. The Company further agrees to indemnify the Warrant Agent against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for any action taken or omitted by the Warrant Agent in the execution of its duties and powers hereunder, excepting losses,


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expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

         The Warrant Agent may resign its duties or the Company may terminate the Warrant Agent and the Warrant Agent shall be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), on thirty (30) days prior written notice to the other party. At least fifteen (15) days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate. On such resignation or termination the Company shall appoint a new warrant agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of the resignation by the Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent.

         After acceptance in writing of an appointment of a new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; provided, however, if it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed. The Company shall file a notice of appointment of a new warrant agent with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

         Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent shall be a successor warrant agent under this Agreement, provided that such corporation is eligible for appointment as a successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its successor as Warrant Agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate. No further action shall be required for establishment and authorization of such successor warrant agent.

         The Warrant Agent, its officers or directors and its subsidiaries or affiliates may buy, hold or sell warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude

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the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         11. Modification of Agreement. The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement: (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or mistake or error herein contained; or
(ii) that they may deem necessary or desirable and which shall not adversely affect the interest of the holders of Warrant Certificates; provided, however, this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than fifty-one percent (51%) of the Warrants outstanding. Additionally, except as provided in Sections 8 and 9, no change in the number or nature of the Warrant Shares purchasable on exercise of a Warrant, or increase of the purchase price therefor shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed or allowed by this Agreement.

         12. Notices. All notices, demands, elections, options or requests (however characterized or described) required or authorized hereunder shall be deemed sufficient if made in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable to the principal office of the addressee, and if to the Registered Holder of a Warrant Certificate, at the address of such holder as set forth on the books maintained by the Warrant Agent.

         13. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns, and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

         14. Further Instruments. The parties hereto shall execute and deliver any and all such other instruments and shall take any and all other actions as may be reasonably necessary to carry out the intention of this Agreement.

         15. Severability. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its


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terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

         16. Waiver. All the rights and remedies of either party to this Agreement are cumulative and not exclusive of any other rights and remedies as provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from the breach of this Agreement will constitute a waiver of any other right or remedy. The consent of any party where required hereunder to act or occurrence shall not be deemed to be a consent to any other action or occurrence.

         17. General Provisions. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Colorado. Except as otherwise expressly stated herein, time is of the essence in performing hereunder. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provisions hereof waived or discharged except in writing, signed by the party against whom such amendment, modification, waiver or discharged is sought to be enforced. The headings of this Agreement are for convenience and references only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                        VISTA LASER CENTERS OF THE PACIFIC, INC.


                                     By:
                                        ---------------------------------
                                        David P. Bates III, President

                                        AMERICAN STOCK TRANSFER & TRUST COMPANY



                                     By:
                                        -------------------------------------
                                                         , Authorized Officer




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